Exhibit 10.91
[Radian Letterhead]

February _, 2016

[name]
[address]
[address]

Re: Restricted Stock Unit Award

Dear [name],

As you know, Radian Group Inc. (the “Company”) granted you Restricted Stock Units on May 13, 2009 and May 12, 2010 (the “RSUs”) pursuant to the terms of the Non-Employee Director Restricted Stock Unit Grant Letters dated May 13, 2009 and May 12, 2010 (the “Grant Letters”). Under the terms of the Grant Letters, the RSUs are paid in the form of cash upon your separation from service as a member of the Board of Directors of the Company. The Company has decided to change the form of payment, so that the RSUs will be paid in the form of whole shares of common stock of the Company upon your separation from service. Any fractional shares will be paid in cash.
In order to set forth the new terms of the Grant Letters, the Grant Letters are hereby amended as follows:

1.	The second paragraph of Section 5 of each Grant Letter is amended to read as follows:
“Each Restricted Stock Unit credited to the Grantee’s account shall be settled in whole shares of Common Stock equal to the number of vested Restricted Stock Units, with fractional shares paid in cash, as of the RSU Conversion Date. The Company shall distribute such whole shares of Common Stock, and cash with respect to fractional shares, to the Grantee within 15 days after the RSU Conversion Date. All obligations of the Company hereunder shall be subject to the rights of the Company as set forth in the Plan and to all applicable laws, rules, regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including as set forth in Section 13 below.”
Except as expressly modified herein, all terms and conditions of the Grant Letters shall remain in full force and effect, and all defined terms used herein shall have the meanings set forth in the Grant Letters unless otherwise defined in this letter.
Please indicate your acceptance of the amendment to the Grant Letters by signing this letter below and returning it to ________ at _________. If you have any questions, please contact ________.
Very truly yours,

Radian Group Inc.

By:    _______________________________________
Name:
Title:

CONFIRMED AND AGREED

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Name:                            Date